UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

PENN VIRGINIA CORPORATION

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PENN VIRGINIA CORPORATION
One Radnor Corporate Center
Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Penn Virginia Corporation (the “Company”) to be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania, Tuesday, May 7, 2002, at 10:00 a.m., prevailing time, to consider and act on the following matters:

1.	The election of eight directors, each to serve until the next Annual Meeting of Shareholders, or until their respective successors are duly elected and qualified;

2.	The approval of an amendment to the Penn Virginia Corporation 1999 Employee Stock Incentive Plan; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 8, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

A majority of the issued and outstanding shares of Common Stock of the Company must be represented at the meeting to constitute a quorum. Therefore, all shareholders are urged to attend the meeting or to be represented by proxy.

A copy of the Company’s Annual Report for the year ended December 31, 2001 is being mailed to shareholders together with this Notice.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope or vote your proxy using the Internet. If you later find that you will be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before the voting at the Annual Meeting.
By	Order of the Board of Directors

Na	ncy M. Snyder
Corporate Secretary

Radnor, Pennsylvania
April 5, 2002

PENN VIRGINIA CORPORATION

PROXY STATEMENT
Annual Meeting of Shareholders
To Be Held on May 7, 2002

GENERAL INFORMATION

This Proxy Statement and the accompanying proxy are being furnished to shareholders of Penn Virginia Corporation (the “Company”) in connection with the solicitation by or on behalf of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., prevailing time, on May 7, 2002 and at any adjournment, postponement or continuation thereof. The Annual Meeting will be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania. This Proxy Statement and the accompanying proxy are first being mailed on or about April 5, 2002. The Company’s principal executive offices are located at One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087.

Record Date and Voting Rights

Only shareholders of record at the close of business on March 8, 2002 will be entitled to vote at the Annual Meeting. On that date there were outstanding 8,909,897 shares of Common Stock, par value $6.25 per share, of the Company (the “Common Stock”), and there were 707 record holders of Common Stock.

Holders of Common Stock will vote as a single class at the Annual Meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting. Directors are elected by a plurality of the votes cast by holders of Common Stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast. Cumulative voting rights do not exist with respect to the election of directors.

Approval of the amendment to the Company’s 1999 Employee Stock Incentive Plan requires the affirmative vote of at least a majority of the votes cast on the proposal at the Annual Meeting; provided that the total votes cast on the proposal represent more than 50% of the total outstanding shares of Common Stock. Abstentions will be treated as votes cast while broker non-votes will not be treated as votes cast in determining whether the total votes cast on the proposal represent more than 50% of the total outstanding shares of Common Stock. Accordingly, abstentions and broker non-votes will have the effect of a negative vote on the proposal unless holders of more than 50% of the total outstanding shares of Common Stock cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

Voting of Proxy

All shareholders, regardless of whether they expect to attend the Annual Meeting in person, are requested to vote. Shareholders can vote by proxy via the Internet. Instructions for using this service are provided on the proxy card. Shareholders can also vote by marking their votes on the proxy card and dating, signing and promptly returning the proxy card in the accompanying envelope.

Below are instructions for the voting of shares, as well as information on shareholders’ rights as they relate to voting. Some of the instructions differ depending on how the Common Stock is held by the shareholder.

Shares held in “street name.” Shareholders holding their shares in “street name” should vote their shares in the method directed by their broker or other nominee.

Shareholders attending the meeting and voting in person. Voting instructions for shareholders planning to attend the Annual Meeting and vote in person are dependant upon the manner in which the shares are held by such shareholder:

1.
If the shares are registered in a shareholder’s name, the shareholder should check the appropriate box on the enclosed proxy card and bring evidence of stock ownership to the Annual Meeting. The proxy card and the evidence of the shareholder’s stock ownership will serve as the shareholder’s authorization to vote in person at the Annual Meeting; or

2.
If the shares are registered in the name of a shareholder’s broker or other nominee, the shareholder should ask his broker to provide the shareholder with a broker’s proxy card in the shareholder’s name (which will allow the shareholder to vote his shares in person at the Annual Meeting). The shareholder must also provide evidence of the shareholder’s ownership as provided to the shareholder by the broker.

The two officers of the Company designated as proxies to vote shares at the Annual Meeting will vote in accordance with the instructions on the returned proxy card or as indicated on the Internet. If no specific voting instructions are given with respect to the matters to be voted upon, the shares represented by each signed proxy will be voted FOR the election of each of the nominees to the Company’s Board of Directors and FOR approval of the amendment to the Company’s 1999 Employee Stock Incentive Plan. Management does not expect any matters other than these to be presented for action at the Annual Meeting.

Revocability of Proxy

If a shareholder’s shares are registered in such shareholder’s name, the shareholder may revoke his proxy at any time before it is exercised by following the appropriate instruction on the proxy card if the shareholder voted via the Internet. If the shareholder voted by returning a completed proxy card, he may revoke his proxy at any time before it is exercised by (i) filing with the Secretary of the Company a written revocation before the proxy is voted, (ii) submitting to the Company before the taking of the vote a duly executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting the shares subject to such proxy by written ballot at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person whether or not a proxy was previously submitted. Attendance at the Annual Meeting will not, in and of itself, constitute the revocation of a proxy.

If a shareholder’s shares are held in “street name,” such shareholder must contact his broker to revoke the proxy.

Written notices to the Company must be addressed to Secretary, Penn Virginia Corporation, One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087. No revocation by written notice shall be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

Proxy Solicitation

The expenses of solicitation of proxies, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Some officers and employees may solicit proxies personally, by telephone or by mail and will not be additionally compensated therefor.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Unless otherwise indicated, the following table sets forth, as of March 8, 2002, the amount and percentage of the Company’s outstanding Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owners	Shares Beneficially Owned (1)	Percent of Class (2)

5% Holders (3):
T. Rowe Price Associates, Inc.	924,850 (4)	10.38%
100 East Pratt Street Baltimore, MD 21202

Dimensional Fund Advisors Inc.	688,500 (5)	7.73%
299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

BP Capital Energy Equity Fund, L.P. BP Capital Energy Equity International Holdings I, L.P. 260 Preston Commons West 8117 Preston Road Dallas, Texas 75225	629,922	7.07%

Third Point Management Company L.L.C. Daniel S. Loeb 12 East 49th Street, 28th Floor New York, NY 10017	500,000 (6)	5.61%

State Street Research & Management Company One Financial Center, 30th Floor Boston, MA 02111	480,400	5.39%

Directors:
Richard A. Bachmann	8,642 (7)	—
Edward B. Cloues, II	402	—
A. James Dearlove	151,254 (8)	1.7%
Robert Garrett	7,462 (9)	—
Keith D. Horton	73,024 (10)	—
Peter B. Lilly	15,334 (11)	—
Marsha Reines Perelman	29,898 (12)	—
Joe T. Rye	15,617 (13)	—

Executive Officers:
Ann N. Horton	73,024 (14)	—
James O. Idiaquez (15)	19,130 (16)	—
Nancy M. Snyder	11,952 (17)	—
H. Baird Whitehead	31,514 (18)	—
All directors and executive officers as a group (13 persons)	364,229 (19)	4.42%

(1)
Unless otherwise indicated, all shares are owned directly by the named holder and such holder has sole power to vote and dispose of such shares. Shares owned by directors and executive officers include all options that are exercisable by the named holder prior to May 8, 2002. Shares held by executive officers in deferred compensation and ESOP accounts are as of November 30, 2001.

(2)	Based on 8,909,897 shares of Common Stock issued and outstanding on March 8, 2002. Unless otherwise indicated, beneficial ownership is less than 1% of the Company’s Common Stock.

(3)
All such information is based on information furnished to the Company by the respective shareholders or contained in filings submitted to the Securities and Exchange Commission (the “SEC”) such as Schedules 13D and 13G.

(4)
These shares are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 475,000 shares, representing 5.33% of the shares outstanding), to which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims beneficial ownership of such shares.

(5)
Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Portfolios”). In its role as investment advisor and investment manager, Dimensional possesses voting and/or investment power over the securities of the Company owned by the Portfolios. Dimensional disclaims beneficial ownership of such securities.

(6)
Daniel S. Loeb is the managing member of Third Point Management Company L.L.C. (“Third Point”), an investment manager and advisor to a variety of hedge funds and managed accounts (the “Funds”). The Funds own these shares and grant to Mr. Loeb and Third Point the authority to vote and dispose of these shares.

(7)	Includes options to purchase 400 shares.
(8)	Includes options to purchase 121,800 shares; 5,019 shares held in Mr. Dearlove’s deferred compensation account; and 12,525 shares held in Mr. Dearlove’s ESOP account.
(9)	Includes options to purchase 3,300 shares and 2,162 shares held in Mr. Garrett’s Keogh account.
(10)
Includes options to purchase 40,000 shares; options to purchase 12,000 shares held by Mr. Horton’s spouse; 3,082 shares held in Mr. Horton’s deferred compensation account; 2,667 shares held in his spouse’s deferred compensation account; 8,335 shares held in Mr. Horton’s ESOP account; and 6,740 shares held in his spouse’s ESOP account.

(11)	Includes options to purchase 10,400 shares.
(12)	Includes options to purchase 10,600 shares.
(13)	Includes options to purchase 10,800 shares.
(14)
Includes 200 shares owned by Mrs. Horton’s spouse; options to purchase 12,000 shares; options to purchase 40,000 shares held by Mrs. Horton’s spouse; 2,667 shares held in Mrs. Horton’s deferred compensation account; 3,082 shares held in her spouse’s deferred compensation account; 6,740 shares held in Mrs. Horton’s ESOP account; and 8,335 shares held in her spouse’s ESOP account.

(15)	Mr. Idiaquez resigned from his positions as Executive Vice President and Chief Financial Officer on September 1, 2001, and his employment terminated on September 30, 2001.
(16)	Includes options to purchase 18,000 shares; and 1,130 shares held in Mr. Idiaquez’s ESOP account.
(17)	Includes options to purchase 7,500 shares; 2,319 shares held in Ms. Snyder’s deferred compensation account; and 1,683 shares held in Ms. Snyder’s ESOP account.
(18)	Includes options to purchase 30,000 shares; and 514 shares held in Mr. Whitehead’s deferred compensation account.
(19)	Includes options to purchase 264,800 shares; 13,601 shares in the deferred compensation accounts of executive officers; and 30,413 shares in the ESOP accounts of executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and beneficial owners of more than ten percent of the Company’s Common Stock to file, by a specified date, reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of such reports to the Company. The Company believes that all such filings were made on a timely basis in 2001.

Proposal No. 1: ELECTION OF DIRECTORS

Eight directors have been nominated by the Board of Directors for election at the Annual Meeting, all of whom are current directors of the Company. Edward B. Cloues, II was elected to the Board in December 2001. The eight directors nominated by the Board for election at the 2002 Annual Meeting are: Richard A. Bachmann, Edward B. Cloues, II, A. James Dearlove, Robert Garrett, Keith D. Horton, Peter B. Lilly, Marsha Reines Perelman and Joe T. Rye. The nominees, if elected, will serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Although all nominees currently intend to serve on the Board, if any nominee should decline or be unable to serve, the Board will, if practicable, designate a substitute nominee. The Company has no reason to believe that any nominee will decline or be unable to serve.

The Board of Directors Recommends Shareholders
Vote FOR the Election of the Eight Nominees

Information Regarding Nominees for Election as Director

Following is information regarding the age, positions and offices held with the Company, business experience during at least the past five years and other directorships held by each nominee for director:

Age, Position with the Company, Business Experience During at Least the Past Five Years and Other Directorships	Director of the Company Since

Richard A. Bachmann, age 57
President and Chief Executive Officer of Energy Partners, Ltd., oil and gas exploration and production (Jan. 1997 to date); President and Chief Operating Officer (Oct. 1995 to Jan. 1997) and Executive Vice President — Finance and Administration (May 1989 to Oct. 1995) of Louisiana Land and Exploration Company; Director of Energy Partners, Ltd. and Superior Energy Services, Inc.
1997(2)(6)

Edward B. Cloues, II, age 54
Chairman of the Board and Chief Executive Officer of K-Tron International, Inc., provider of material handling equipment and services to the process industries (Jan. 1998 to date); Partner of Morgan, Lewis & Bockius LLP, law firm (Oct. 1979 to January 1998); Non-executive Chairman of the Board of AMREP Corporation and Director of AmeriQuest Technologies, Inc.
2001(5)

A. James Dearlove, age 54
President and Chief Executive Officer of the Company (May 1996 to date); Chief Executive Officer of Penn Virginia Resource GP, LLC (October 2001 to date); President and Chief Operating Officer of the Company (1994 to May 1996); Senior Vice President of the Company (1992 to 1994); Director of Penn Virginia Resource GP, LLC, the general partner of Penn Virginia Resource Partners, L.P.
1996(1)

Robert Garrett, age 65
Non-executive Chairman of the Company’s Board of Directors (Mar. 2000 to date); President of AdMedia Partners, Inc., investment banking firm serving media, advertising and marketing services businesses (1990 to date); President of Robert Garrett & Sons, Inc., private investing and financial advisory company (1986 to date).
1997(1)

Age, Position with the Company, Business Experience During at Least the Past Five Years and Other Directorships	Director of the Company Since

Keith D. Horton, age 48 Executive Vice President of the Company (December 2000 to date); President and Chief Operating Officer of Penn Virginia Resource GP, LLC (October 2001 to date); Vice President — Eastern Operations of the Company (May 1999 to December 2000); Vice President of the Company (May 1996 to May 1997); President of Penn Virginia Coal Company (April 1996 to October 2001); Director of Penn Virginia Resource GP, LLC, the general partner of Penn Virginia Resource Partners, L.P.	2000

Peter B. Lilly, age 53
President and Chief Executive Officer, Vulcan Coal Holdings, LLC, natural resource investments (1998 to date); President and Chief Operating Officer (1995 to 1998) and Executive Vice President (1994 to 1995) of Peabody Holding Company, Inc., coal operations; President of Eastern Associated Coal Corporation (1991 to 1994); Director of Penn Virginia Resource GP, LLC, the general partner of Penn Virginia Resource Partners, L.P.
1999(3)(4)

Marsha Reines Perelman, age 51
Founder and Chief Executive Officer of Woodforde Management, Inc., holding company (1993 to date); President and Chief Executive Officer of the Philadelphia Zoo (1991 to 1992); founder and President of Clearfield Ohio Holdings, Inc., energy company (1983 to 1990); founder and Vice President of Clearfield Energy, Inc., energy company (1983 to 1990).
1998(1)(2)(4)(6)

Joe T. Rye, age 63
President of Joe T. Rye, P.C., business consulting (1992 to date); Trustee of Universal Seismic Liquidating Trust (May 2000 to date); President and Chief Executive Officer of Universal Seismic Associates, Inc., oil and gas exploration and production and seismic acquisition and processing (Nov. 1997 to May 2000); Senior Vice President and Chief Financial Officer of Seagull Energy Corporation, oil and gas exploration and production (1982 to 1992).
1997(4)(6)

(1)	Member of the Nominating Committee since its inception on September 17, 2001.

(2)	Member of the Compensation and Benefits Committee.

(3)	Member of the Compensation and Benefits Committee since November 15, 2001.

(4)	Member of the Audit Committee.

(5)	Member of the Audit Committee since December 5, 2001.

(6)	Member of the Oil and Gas Committee.

Mr. Horton is the spouse of Ann N. Horton, the Company’s Vice President and Controller.

Additional Information About the Board of Directors and Committees

The Board of Directors held nine meetings in 2001. The Board has a Nominating Committee, a Compensation and Benefits Committee, an Audit Committee and an Oil and Gas Committee. During fiscal year 2001, each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and committees of the Board on which he served.

The Nominating Committee.    The Nominating Committee, which was established in September 2001, recommends candidates to fill vacancies on the Board as such vacancies occur, as well as the slate of nominees for election as directors by the shareholders at each Annual Meeting of Shareholders. Additionally, the Committee recommends to the Board the individual to be the Chairman of the Board. The Nominating Committee met once in 2001. The Nominating Committee will consider written nominations for directors from shareholders to the extent such nominations are made in accordance with the Company’s Bylaws. See “Shareholder Proposals.”

The Compensation and Benefits Committee.    The Compensation and Benefits Committee reviews and makes recommendations to the Board of Directors regarding compensation for officers of the Company, periodically reviews the Company’s and its subsidiaries’ employee benefit plans and reports its recommendations to the Board of Directors. The Compensation and Benefits Committee met four times in 2001.

The Audit Committee.    The Audit Committee works with the Company’s independent auditors and internal audit department to determine whether the actions performed by such departments are reasonably designed to assure the soundness of accounting and financial procedures. The Audit Committee is composed of independent directors, and acts under a written charter adopted and approved by the Board of Directors. Each of the members of the Audit Committee is independent, as defined by the New York Stock Exchange listing standards. The Audit Committee annually reviews the Company’s accounting policies and the objectivity of its financial reporting and considers the qualifications of the Company’s independent auditors and the scope of their audit and makes recommendations to the Board as to their selection. The Audit Committee is also responsible for recommending to the Board that the Company’s financial statements be included in its annual report. The Audit Committee met six times in 2001.

The Oil and Gas Committee.    The Oil and Gas Committee reviews and assesses certain management proposed oil and gas acquisitions and, following completion of the Company’s due diligence, recommends to the Board whether such acquisitions should be consummated. The Oil and Gas Committee met five times in 2001.

Compensation of Directors

Each non-employee director, other than the Chairman of the Board, receives shares of the Company’s Common Stock on the Annual Meeting date having a fair market value on such date of $30,000 and quarterly payments of $5,000 each paid, at the director’s option, in cash or shares of the Company’s Common Stock. Directors appointed between Annual Meeting dates receive a pro rata portion of shares and cash. Each non-employee director, other than the Chairman of the Board, also receives $1,000 for each Board of Directors and committee meeting he attends paid, at his option, in cash or shares of the Company’s Common Stock. Committee Chairmen receive an additional $250 of cash or stock for each meeting they chair.

The Chairman of the Board receives shares of the Company’s Common Stock on the Annual Meeting date having a fair market value on such date of $30,000 and monthly cash payments of $5,000. He does not receive meeting fees.

The Company also grants to each non-employee director, including the Chairman of the Board, an option to purchase 10,000 shares of the Company’s Common Stock upon appointment to the Board and on the first business day of each year an option to purchase 200 additional shares of the Company’s Common Stock, in each case at the fair market value on the date of grant.

AUDIT COMMITTEE REPORT

EXCEPT AS OTHERWISE PROVIDED BY THE EXCHANGE ACT, THE FOLLOWING REPORT OF THE COMPANY’S AUDIT COMMITTEE SHALL NOT BE DEEMED SOLICITING MATERIAL, SHALL NOT BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED AND SHALL NOT OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

Under the rules established by the SEC, the Company is required to provide certain information about the Company’s independent auditors and the Company’s financial statements for its most recently ended fiscal year. The Audit Committee of the Board of Directors has furnished the following report in fulfillment of the SEC’s requirements.

As discussed above, the responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as the Company’s independent accountants and that the Company’s financial statements be included in its annual report. The Audit Committee took a number of steps in making these recommendations for fiscal year 2001. First, the Audit Committee discussed with Arthur Andersen LLP (“Arthur Andersen”), the Company’s independent accountants for fiscal year 2001, those matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the Company’s financial reporting and disclosure process. Second, the Audit Committee discussed with Arthur Andersen its independence and received from Arthur Andersen a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed with the Company’s management and Arthur Andersen the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2001. Based on the discussions with Arthur Andersen concerning the audit, the independence discussions, the financial statement review and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s financial statements be included in its 2001 Annual Report on Form 10-K.

Joe T. Rye (Chairman)
Edward B. Cloues, II
Peter B. Lilly
Marsha Reines Perelman

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company, during each of the years 2001, 2000 and 1999 for services rendered in all capacities, to the Chief Executive Officer, the four other most highly compensated executive officers whose compensation exceeded $100,000 in 2001 and one officer who resigned prior to year end whose compensation exceeded $100,000 in 2001.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation

Name and Principal Position	Year	Salary ($)		Bonus ($)		Securities Underlying Options (#)		All Other Compensation ($)

A. James Dearlove	2001	272,308	(1)	146,083	(2)	30,000		8,839	(3)
President and Chief	2000	280,000		150,000		13,200	(4)	20,556
Executive Officer	1999	280,000		80,000		6,200	(4)	13,579

H. Baird Whitehead	2001	250,000		50,500	(5)	30,000		14,246	(6)
Executive Vice
President (7)

Keith D. Horton	2001	196,923	(1)	129,833	(2)	10,000		9,072	(8)
Executive Vice	2000	185,000		100,000		19,000	(9)	15,123
President	1999	170,000		60,000		6,000		13,299

James O. Idiaquez	2001	185,000		0		10,000		10,089	(10)
Executive Vice President and	2000	165,000		75,000		9,000		14,223
Chief Financial Officer (11)	1999	155,000		60,000		3,000		2,848

Nancy M. Snyder	2001	143,077	(1)	91,083	(2)	7,500		9,643	(12)
Vice President, General	2000	125,000		65,000		6,000		11,258
Counsel and Corporate Secretary	1999	107,673		30,000		5,000		11,800

Ann N. Horton	2001	135,000		70,500	(5)	6,000		9,923	(13)
Vice President	2000	115,000		45,000		0		11,196
and Controller	1999	100,000		50,000		5,000		14,368
(1)
Beginning on October 30, 2001, Messrs. Dearlove and Horton and Ms. Snyder were also compensated by an affiliate of the Company in connection with services rendered to Penn Virginia Resource Partners, L.P. See “Certain Relationships and Related Transactions.” The amount of salary received by Messrs. Dearlove and Horton and Ms. Snyder from such affiliate in 2001 was $22,692, $3,077 and $11,923, respectively. The amount of bonus paid to Messrs. Dearlove and Horton and Ms. Snyder by such affiliate with respect to the year ended December 31, 2001 was $10,417, $1,667 and $5,417, respectively.

(2)	Includes the award of 1,500 common units representing limited partner interests in Penn Virginia Resource Partners, L.P.

(3)	Includes Company contributions to Mr. Dearlove’s deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $4,080 and $759, respectively.

(4)
200 of these options were granted under the Company’s Second Amended and Restated 1995 Directors’ Stock Compensation Plan (the “Directors’ Plan”), which, prior to January 2001, permitted awards to directors who were also Company employees.

(5)	Includes the award of 500 common units representing limited partner interests in Penn Virginia Resource Partners, L.P.
(6)	Includes Company contributions to Mr. Whitehead’s deferred compensation accounts and life insurance premiums of $13,487 and $759, respectively.
(7)	Mr. Whitehead joined the Company in January 2001.
(8)	Includes Company contributions to Mr. Horton’s deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $4,613 and $459, respectively.
(9)	10,000 of these options were granted under the Directors’ Plan, which, prior to January 2001, permitted awards to directors who were also Company employees.
(10)	Includes Company contributions to Mr. Idiaquez’s deferred compensation account, ESOP account and life insurance premiums of $4,000, $5,491 and $598, respectively.
(11)	Mr. Idiaquez resigned from his positions as Executive Vice President and Chief Financial Officer on September 1, 2001, and his employment terminated on September 30, 2001.
(12)	Includes Company contributions to Ms. Snyder’s deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $5,230 and $413, respectively.
(13)	Includes company contributions to Mrs. Horton’s deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $5,587 and $336, respectively.

The following two tables set forth certain information regarding options granted and exercised under the Company’s 1999 Employee Stock Incentive Plan, 1994 Stock Option Plan and Second Amended and Restated 1995 Directors’ Stock Compensation Plan during 2001 by each of the executives named in the Summary Compensation Table.

Individual Option Grants in Fiscal Year 2001

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2001 (1)	Exercise Price ($/sh)	Expiration Date	Grant Date Present Value ($/sh)(2)

A. James Dearlove	30,000	21.66	33.10	Feb. 6, 2011	10.85
Keith D. Horton	10,000	7.22	33.10	Feb. 6, 2011	10.85
H. Baird Whitehead	30,000	21.66	33.10	Feb. 6, 2011	10.85
James O. Idiaquez	10,000	7.22	33.10	Sept. 29, 2002(3)	5.59
Nancy M. Snyder	7,500	5.42	33.10	Feb. 6, 2011	10.85
Ann N. Horton	6,000	4.33	33.10	Feb. 6, 2011	10.85

(1)	Options to purchase a total of 138,500 shares of Common Stock were granted to employees during the Company’s fiscal year ended December 31, 2001. These options vest one year after date of grant.
(2)
The Black-Scholes model was used to determine the grant date present value of the stock options. This method requires the use of certain assumptions that affect the value of the options. The assumptions used in this model are the volatility of the Company’s stock price, an estimate of the risk-free interest rate and expected dividend yield. For purposes of this model, a 32.3% volatility factor, a 5.0% risk-free interest rate and a 2.71% expected dividend rate were used. No adjustments were made for non-transferability or for risk of forfeiture of the stock options. This model assumes all of the options are exercised by the eighth year. There is no assurance that these assumptions will prove true in the future. The actual value of the options depends on the market price of the Common Stock at the date of exercise, which may vary from the theoretical value indicated in the table.

(3)
Mr. Idiaquez resigned from his positions as Executive Vice President and Chief Financial Officer on September 1, 2001. At that time, the expiration date of these options was extended from December 1, 2001 to September 29, 2002.

Aggregated Option Exercises in Fiscal Year 2001 and Fiscal Year End Option Values

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money-Options at Fiscal Year-End ($) (1)

Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

A. James Dearlove	50,000	1,329,383	91,000	30,000	1,282,225	30,000
H. Baird Whitehead	0	0	0	30,000	0	30,000
Keith D. Horton	70,000	1,385,962	30,000	10,000	316,100	10,000
James O. Idiaquez	24,000	465,238	18,000	10,000	99,800	10,000
Nancy M. Snyder	16,000	269,643	0	7,500	0	7,500
Ann N. Horton	14,000	202,209	6,000	6,000	57,788	6,000

(1)
Values are calculated by multiplying the amount by which the market value per share of the Company’s Common Stock exceeded the option exercise price per share at December 31, 2001 times the number of shares underlying the option.

Change-in-Control Arrangements

General Severance Policy.    Under the Company’s severance policy, all officers whose employment is terminated following a change in control (as defined in the policy) of the Company will receive certain payments according to a formula based on the officer’s salary, length of service with the Company and age. The maximum amount payable to an officer under the policy is 250 percent of such officer’s then-current annual salary. The following table indicates amounts payable to the executives named in the Summary Compensation Table other than James O. Idiaquez who is no longer employed by the Company.

	Number of Months	Amounts Payable
A. James Dearlove	27	$608,430
H. Baird Whitehead	15.75	$328,125
Keith D. Horton	18.75	$265,625
Nancy M. Snyder	15	$177,604
Ann N. Horton	18.75	$210,937

James O. Idiaquez Severance Agreement.    Mr. Idiaquez’s employment terminated on September 30, 2001. In connection therewith, the Company has agreed to pay Mr. Idiaquez an aggregate of $142,308 payable in equal biweekly installments.

COMPENSATION AND BENEFITS COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

EXCEPT AS OTHERWISE PROVIDED BY THE EXCHANGE ACT, THE FOLLOWING REPORT OF THE COMPANY’S COMPENSATION AND BENEFITS COMMITTEE AND THE PERFORMANCE GRAPH THAT IMMEDIATELY FOLLOWS SUCH REPORT SHALL NOT BE DEEMED SOLICITING MATERIAL, SHALL NOT BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED AND SHALL NOT OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

Under the rules established by the SEC, the Company is required to provide certain information about the compensation and benefits of the Company’s executive officers including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table. The disclosure requirements for these officers include the use of specified tables and a report of the Company’s Compensation and Benefits Committee reviewing the factors that resulted in compensation decisions affecting these officers and the Company’s other executive officers. The Compensation Committee of the Board of Directors has furnished the following report in fulfillment of the SEC’s requirements. No members of the Compensation Committee are current officers of the Company or have other interlocking relationships as defined by the SEC.

Compensation Philosophy.    The Company’s executive compensation program consists of a base salary, an annual bonus and long-term stock incentives. The Company believes its compensation program provides levels of compensation which are competitive with those of industry peers. The Company also believes its program serves to attract, reward, motivate and retain key personnel.

Base Salary.    Individual base salaries of executive officers other than the Chief Executive Officer are recommended by the Chief Executive Officer and reviewed by the Committee annually. Salaries are determined based on an evaluation of each executive officer’s attainment of certain job-specific goals and contributions to overall corporate performance.

Incentive Bonus.    The Committee considers on an annual basis whether to pay cash bonuses to some or all executives. Whether an executive receives a cash bonus and, if so, the amount of the bonus are based on two criteria: the Company’s attainment of certain predetermined quantitative financial measures and levels of production, which the Company believes reflect operational return on investment, and an analysis of the executive’s level of attainment of certain job-specific goals.

Stock Incentives.    The Committee also considers on an annual basis whether to award stock options or shares of restricted stock to some or all executives under the Company’s 1999 Employee Stock Incentive Plan. Stock awards are based on the same criteria used to determine annual cash bonuses.

Chief Executive Officer Compensation.    Mr. Dearlove’s compensation was based on the same financial and other criteria used to determine the salaries of the Company’s other executive officers.

Summary.    The Company’s compensation strategy is to provide total compensation commensurate with the achievement of specific financial, operational and strategic objectives. The Committee believes the design of the Company’s compensation program is conducive to the Company’s attracting and retaining a quality management team and that it provides the members of that team with the incentive to maximize the Company’s long term operational performance.

Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to publicly held companies for “non-performance based” compensation of more than $1 million paid to a company’s chief executive officer or any executive officer named in its Summary Compensation Table. The Company believes that Section 162(m) will not have any effect on the deductibility of the compensation of the Chief Executive Officer and the other executives named in the Summary Compensation Table for 2001; however, Section 162(m) will not preclude the Compensation Committee from awarding compensation in excess of $1 million if the Compensation Committee determines that such compensation is warranted in the future.

Co	mpensation and Benefits Committee

Ric	hard A. Bachmann (Chairman)
Pet	er B. Lilly
Ma	rsha Reines Perelman

PERFORMANCE GRAPH

The following graph compares the Company’s five-year cumulative total shareholder return (assuming reinvestment of dividends) with the cumulative total return of the Standard & Poor’s Oil and Gas Exploration & Production 600 Index and the Standard & Poor’s SmallCap 600 Index. There are 16 companies in the Standard & Poor’s Oil and Gas Exploration & Production 600 Index: Tom Brown, Inc., Cabot Oil & Gas Corporation, Evergreen Resources, Inc., Key Production Company, Inc., Newfield Exploration Company, Nuevo Energy Company, Patina Oil & Gas Corporation, Plains Resources, Inc., Pogo Producing Company, Prima Energy Corporation, Remington Oil & Gas Corporation, St. Mary Land & Exploration Company, Stone Energy Corporation, Swift Energy Company, Vintage Petroleum, Inc. and XTO Energy Inc. The graph assumes $100 is invested on January 1, 1997 in Penn Virginia Corporation and each index at December 31, 1996 closing prices.

Comparison of Five-Year Cumulative Total Return
Penn Virginia, S&P Exploration & Production 600 Index and
S&P SmallCap 600 Index

	1996	1997	1998	1999	2000	2001

Penn Virginia Corporation	100	131	85	81	166	176

S&P Oil & Gas Exploration & Production 600 Index	100	126	124	139	156	188

S&P SmallCap 600 Index	100	90	54	68	135	115

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transfer of Coal Reserves and Related Assets.    In September 2001, the Company transferred its coal reserves and related assets (collectively, the “Assets”) to Penn Virginia Resource Partners, L.P. (the “Partnership”), a Delaware limited partnership, which completed its initial public offering (the “IPO”) on October 30, 2001. Upon closing of the IPO, the Company received $156,975,000 for the Assets and retains a 2% general partner interest in the Partnership through its subsidiary, Penn Virginia Resource GP, LLC, a Delaware limited liability company (“GP, LLC”), as well as 7,649,880 subordinated units and 155,494 common units representing, in the aggregate, a 51% limited partner interest in the Partnership through other subsidiaries.

Minimum Quarterly Distributions by the Partnership.    The Company is entitled, through GP, LLC and its other affiliates, to distributions on the Company’s general partner interest in the Partnership as well as on common and subordinated units owned by such affiliates. The Partnership intends to make minimum quarterly distributions of $0.50 per common unit to the extent the Partnership has sufficient cash from operations after payment of fees and expenses. In general, the Partnership will pay any quarterly cash distributions in the following manner:

•
first, 98% to the common units and 2% to the general partner, until each common unit has received a minimum quarterly distribution of $0.50 plus any arrearages in the payment of the minimum quarterly distribution from prior quarters;

•	second, 98% to the subordinated units and 2% to the general partner, until each subordinated unit has received a minimum quarterly distribution of $0.50; and

•	thereafter, in the manner described in “Incentive Distribution Rights” below.

Incentive Distribution Rights.    The Company is also entitled, through GP, LLC, to distributions payable with respect to incentive distribution rights. Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved.

If for any quarter:

•	the Partnership has distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

•
the Partnership has distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, the Partnership will distribute any additional available cash from operating surplus for that quarter among the unitholders and the general partner in the following manner:

•	First, 98% to all unitholders, pro rata, and 2% to the general partner, until each unitholder has received a total of $0.55 per unit for that quarter;

•	Second, 85% to all unitholders, and 15% to the general partner, until each unitholder has received a total of $0.65 per unit for that quarter;

•	Third, 75% to all unitholders, and 25% to the general partner, until each unitholder has received a total of $0.75 per unit for that quarter; and

•	Thereafter, 50% to all unitholders and 50% to the general partner.

Shared Management and Administrative Services.    Since October 30, 2001, the Company has provided administrative services to GP, LLC and has shared management and administrative personnel with GP, LLC who operate both the Company’s business and the business of the Partnership. As a result, certain of the officers named in the Summary Compensation Table as well as other Company personnel allocate the time they spend on behalf of the Company and on behalf of the Partnership. Based on those allocations, the Partnership reimburses GP, LLC for its proportionate share of compensation and benefit expenses of employees and officers as well as other administrative and overhead expenses incurred by GP, LLC in connection with services rendered to the Partnership. In 2001, the total amount of such reimbursements was approximately $926,000.

Omnibus Agreement.    Concurrent with the closing of the IPO, the Company, GP, LLC and the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) that will govern potential competition among them.

Under the Omnibus Agreement, the Company agreed not to engage in the businesses of: (i) owning, mining, processing, marketing or transporting coal, (ii) owning, acquiring or leasing coal reserves or (iii) growing, harvesting or selling timber, unless it first offers the Partnership the opportunity to acquire these businesses or assets and the board of directors of GP, LLC, with the concurrence of its conflicts committee, elects to cause the Partnership not to pursue such opportunity or acquisition. In addition, the Company will be able to purchase any business which includes the purchase of coal reserves, timber and/or infrastructure relating to the production or transportation of coal if the majority value of such business is not derived from owning, mining, processing, marketing or transporting coal or growing, harvesting or selling timber. If the Company makes any such acquisition, it must offer the Partnership the opportunity to purchase the coal reserves, timber or related infrastructure following the acquisition and the conflicts committee will determine whether the Partnership should pursue the opportunity. The restriction will terminate upon a change in control of the Company or GP, LLC.

The Omnibus Agreement also provides that the Company will indemnify the Partnership for (i) all tax liabilities attributable to the operation of the Partnership’s assets prior to the closing of the IPO and (ii) up to $10 million for environmental liabilities arising from conduct prior to the closing of the IPO and discovered within three years of closing of the IPO. Liabilities resulting from a change in law after the closing of the IPO are excluded from the environmental indemnity.

EMPLOYEES’ RETIREMENT PLAN

As of June 30, 1996, the Company froze benefits under its noncontributory defined benefit pension plan at which time each participating employee was granted a nonforfeitable right to 100 percent of his accrued benefit. The Company terminated the pension plan as of December 31, 2000 subject to approvals by the Pension Benefit Guaranty Corporation and the Internal Revenue Service, which the Company received in 2001.

Proposal No. 2:    APPROVAL OF AN AMENDMENT TO THE
1999 EMPLOYEE STOCK INCENTIVE PLAN

On February 6, 2002, the Board of Directors of the Company approved an amendment to the Company’s 1999 Employee Stock Incentive Plan (the “Plan”), subject to shareholder approval, to increase the number of shares of the Company’s Common Stock issuable thereunder from 250,000 to 800,000. Following is a summary description of the Plan, as amended.

The Board of Directors Recommends Shareholders
Vote FOR the Amendment to the Plan.

Summary of the Plan

Purpose

The purpose of the Plan is to foster and promote the long-term success of the Company and increase shareholder value by providing incentive compensation to officers, executives and other employees who contribute to the growth and success of the Company, attracting and retaining individuals of outstanding ability and aligning the interests of such officers, executives and other employees with the interests of the Company’s shareholders.

Term

The Plan was effective December 2, 1998 and will terminate December 2, 2008. No awards may be granted after the termination date; however, awards outstanding on that date may be exercised and/or paid in accordance with their terms.

Administration

The Plan is administered by a committee of three members of the Board of Directors (the “Committee”). Each member of the Committee is required to be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, as amended.

Type of Awards

Awards under the Plan (“Awards”) may be in the form of stock options not intended to qualify as “incentive stock options” under the Internal Revenue Code (“Options”) or restricted stock (“Restricted Stock”).

Participation and Awards

All employees of the Company are eligible to receive Options under the Plan. Eligibility to receive Restricted Stock under the Plan is limited to key employees selected from time to time by the Committee. The granting of Awards under the Plan is at the discretion of the Committee; therefore, it is not possible to indicate which employees may receive Awards under the Plan in the future or the amount of the Awards. Approximately 95 employees are initially eligible for selection by the Committee to receive Options and approximately five are eligible to receive Restricted Stock; however, additional participants may be added as is necessary or appropriate based upon the size and structure of the Company.

Shares Available for Awards

The maximum number of shares of stock which may be issued for all purposes under the Plan is currently 250,000 Shares of Common Stock with respect to the unexercised or undistributed portion of any terminated, expired or forfeited Award, and shares of Common Stock tendered in payment of the purchase price of Common Stock subject to any Option or in payment of tax withheld on any Award, may be reissued under the Plan. As of December 5, 2001, non-forfeited options to purchase 245,500 shares of Common Stock available under the Plan had been granted. Options for 92,500 shares were granted under the Plan in early 2002 subject to shareholder approval of the amendment to the Plan. These options are described in the New Plans Benefits table shown on page 18 hereof.

Stock Options

The Plan provides that the exercise price of an Option pursuant to which Common Stock may be purchased will be not less than 100% of the fair market value of the Company’s Common Stock on the date the Option is awarded. Options will be exercisable as determined by the Committee and evidenced in an Award agreement; however, no Option is exercisable before one year or after ten years after the date of grant except, unless otherwise determined by the Committee (i) if an optionee’s employment terminates upon his death or disability, any Options held by him immediately vest and become exercisable for one year, (ii) if any optionee’s employment terminates for cause, any Options held by him terminate immediately, (iii) if an optionee’s employment terminates for any reason other than death, disability or for cause, any unvested Options held by him terminate immediately and any vested Options held by him remain exercisable for 90 days after termination and (iv) if an optionee retires after reaching age 55, any unvested Options held by him terminate immediately and any vested Options held by him remain exercisable until the tenth anniversary of their grant date.

The Option price must be paid in full at the time of exercise. Payment must be made in cash, in shares of the Company’s Common Stock valued at their fair market value, or a combination thereof, as determined in the discretion of the Board of Directors. It is the policy of the Board of Directors that any taxes required to be withheld must also be paid at the time of exercise. An optionee may enter into an agreement with a brokerage firm whereby the optionee will simultaneously exercise the Option and sell the shares acquired thereby and the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the Option has been exercised as well as the required amount of withholding.

Restricted Stock

Restricted Stock Awards consist of shares of Common Stock that are issued in the name of the holder, but that may not be sold or otherwise transferred by the holder until the termination of the restriction period relating thereto, which, under the Plan, will not terminate less than one or more than five years after such Award is granted. If a holder’s employment terminates upon death or disability, or if a holder retires after reaching age 55, the restrictions applicable to any Restricted Stock held by such holder automatically terminate unless the Committee determines otherwise. If a holder’s employment terminates for any other reason, any Restricted Stock held by him for a period less than the applicable restriction period will be automatically forfeited. The Committee may make awards of Restricted Stock subject to the foregoing terms and such others as it deems appropriate and as are set forth in a written agreement.

Other Provisions

Deferral Election.    Any Plan participant may, with the concurrence of the Committee, elect to defer receipt of unrestricted shares of Common Stock that such participant would otherwise receive under the Plan so long as such election is made at least 12 months prior to the date such shares would otherwise be received.

Certain Adjustments.    In the event of a change of control, reorganization or liquidation, in addition to any action required or authorized by the terms of an Award agreement, the Committee may, in its sole discretion, accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Option or Restricted Stock Award or make provision in the agreement with respect to any such transaction for the maintenance and protection of the rights and interests of Plan participants. The Plan also provides for adjustments upon certain changes in the Company’s capitalization.

Transferability.    No Option awarded under the Plan is transferable by a Plan participant other than by will or the laws of descent and distribution or to the spouse, children or grandchildren of an optionee or a trust for the exclusive benefit of any such family member. No Restricted Stock is transferable prior to the termination of the restriction period other than by will or the laws of decent and distribution.

Amendment and Termination.    The Board of Directors may at any time amend, suspend or terminate the Plan provided that the Board of Directors intends that no amendment shall, without shareholder approval, effectuate a change for which shareholder approval is or may be required by any national securities exchange on which the Company’s stock may be listed or in order that transactions under the Plan continue to qualify under Rule 16b-3 under the Exchange Act.

Federal Income Tax Consequences

The rules governing the tax treatment of stock options and restricted stock are complex. Therefore, the description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretation, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Non-Qualified Stock Options.    With respect to Options, the holder will recognize no taxable income at the time of grant. Upon exercise of an Option, the holder will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The holder will recognize as a capital gain or loss any profit or loss realized on the sale or exchange of any share disposed of or sold. The Company will be entitled to deduct an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.

Restricted Stock.    A holder of Restricted Stock is not required to include the value of such shares in income until the first time such holder’s rights in the shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless such holder timely files an election under Code Section 83(b) to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the fair market value of the stock at the time the income is recognized. Subject to Code Section 162(m), as described above, the Company will generally be entitled to a deduction, in the amount of the ordinary income recognized by the holder, for the Company’s taxable year in which the participant recognizes such income.

Vote Required

Approval of the amendment to the Plan will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting; provided that the total votes cast on the proposal represent more than 50% of total outstanding shares of the Company’s Common Stock. Abstentions will be treated as votes cast while broker non-votes will not be treated as votes cast for determining whether the total votes cast on the proposal represent more than 50% of the total outstanding shares of the Company’s Common Stock. Accordingly, abstentions and broker non-votes will have the effect of a negative vote on the proposal unless holders of more than 50% of the total outstanding shares of Common Stock cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

NEW PLAN BENEFITS
1999 Employee Stock Incentive Plan

The following table sets forth the number of options granted under the Plan subject to shareholder approval of the amendment to the Plan.

Name and Position	Number of Options Granted

A. James Dearlove, President and Chief Executive Officer	15,000

Frank A. Pici, Executive Vice President and Chief Financial Officer	8,600

H. Baird Whitehead, Executive Vice President	15,000

Keith D. Horton, Executive Vice President	5,500

Nancy M. Snyder, Vice President and General Counsel	8,600

Ann N. Horton, Vice President and Controller	6,000

All executive officers as a group	58,700

All non-executive officers as a group	33,800

MISCELLANEOUS

Independent Accountants

Representatives of Arthur Andersen, the Company’s independent accountants for fiscal year 2001, will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Although the Company has not had any disagreements with Arthur Andersen, at this time the Company has not selected an independent accountant for fiscal year 2002. The Company will carefully consider Arthur Andersen’s qualifications as independent public accountants as well as thoroughly explore other alternatives before selecting independent accountants for fiscal year 2002.

Audit Fees.    Audit fees billed to the Company by Arthur Andersen during the Company’s 2001 fiscal year for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $182,400. Audit fees billed to GP, LLC by Arthur Andersen with respect to fiscal year 2001 for the audit of the Partnership’s annual financial statements and the review of the financial statements included in the Partnership’s report on Form 10-Q for the quarter ended September 30, 2001 totaled $96,500. The Partnership reimbursed the Company for this amount.

Financial Information Systems Design and Implementation Fees.    The Company did not engage Arthur Andersen to provide advice to the Company regarding financial information system design and implementation during the fiscal year ended December 31, 2001.

All Other Fees.    Fees billed to the Company by Arthur Andersen during the Company’s 2001 fiscal year for all other non-audit services rendered to the Company were $435,050, including $81,350 of tax related services, $326,700 of audit and other non-consulting services rendered in connection with the Partnership’s initial public offering and $27,000 of audit-related services rendered in connection with the Company’s acquisition of Synergy Oil & Gas, Inc.

The Audit Committee considered whether Arthur Andersen’s fees for non-audit services performed in fiscal year 2001 were compatible with Arthur Andersen maintaining its independence with respect to the Company and determined that the provision of such non-audit services was compatible with maintaining that firm’s independence.

Other Matters

The Board of Directors knows of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.

Shareholder Proposals

Any shareholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company’s proxy statement for its 2003 annual meeting of shareholders must deliver such proposal in writing to the Company’s Secretary at the Company’s principal executive offices in Radnor, Pennsylvania, not later than December 3, 2002.

The Company’s Bylaws require that to have a proposal voted upon at the 2003 Annual Meeting, including a proposal relating to nominations for and elections of directors for consideration by the Nominating Committee, the proposing shareholder must have delivered in writing to the Company (a) notice of such proposal by not later than January 31, 2003 or earlier than October 23, 2002, (b) if the proposal relates to a change to the Company’s Articles of Incorporation or Bylaws, the text of any such change and an opinion of counsel to the effect that neither the Articles of Incorporation nor Bylaws resulting from such proposal would be in conflict with Virginia law, (c) evidence of such shareholder’s status as such and of the number of shares beneficially owned by him and (d) a list of the names and addresses of any other beneficial owners with whom such shareholder is acting in concert and the number of shares owned by them. In addition, a written proposal of nomination for a director must set forth (a) the name and address of the shareholder who intends to make the nomination, (b) with respect to each proposed nominee, all information that would be required to be provided in a proxy statement prepared in accordance with SEC Regulation 14A and (c) a notarized affidavit executed by each proposed nominee to the effect that, if elected as a member of the Board of Directors, he will serve and is eligible for such election. Only candidates nominated by shareholders for election as a member of the Company’s Board of Directors in accordance with the Bylaw provisions summarized herein will be eligible to be considered by the Nominating Committee for nomination for election as a member of the Company’s Board of Directors at such meeting of shareholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at such meeting of shareholders. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary.

Annual Report and Form 10-K

The Company is sending a copy of its 2001 Annual Report to shareholders along with the proxy materials, but such Annual Report is not part of the proxy materials. The Annual Report contains a copy of the Company’s Annual Report on Form 10-K (without exhibits) as filed with the SEC.

By	Order of the Board of Directors

Na	ncy M. Snyder
Corporate Secretary

April 5, 2002

ANNUAL MEETING OF SHAREHOLDERS OF

PENN VIRGINIA CORPORATION

May 7, 2002

Co. # Acct. #

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY INTERNET

Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page. You can change your vote as often as you wish. The system will count the last known vote in the system as of May 6, 2002.

YOUR CONTROL NUMBER IS	→

¯    Please Detach and Mail in the Envelope Provided    ¯

A	☒	Please mark your votes as in this example using dark ink only.	é	½

		FOR	WITHHOLD AUTHORITY					FOR	AGAINST	ABSTAIN
(1)	ELECTION OF DIRECTORS	☐	☐	Nominees:	Richard A. Bachmann Edward B. Cloues, ll A. James Dearlove Robert Garrett Keith D. Horton Peter B. Lilly Marsha Reines Perelman Joe T. Rye	(2)	Amendment to the 1999 Employee Stock Incentive Plan.	☐	☐	☐
WITHHELD FOR: (Write that nominee’s name in the space provided below.) ____________________________________________________

Signature __________________________________	Date ____________ , 2002	_______________________________________	Date ___________ , 2002
SIGNATURE IF HELD JOINTLY

NOTE:
Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian give full title. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
PENN VIRGINIA CORPORATION

May 7, 2002

¯    Please Detach and Mail in the Envelope Provided    ¯

A	☒	Please mark your votes as in this example using dark ink only.	é	½

		FOR	WITHHOLD AUTHORITY					FOR	AGAINST	ABSTAIN
(1)	ELECTION OF DIRECTORS	☐	☐	Nominees:	Richard A. Bachmann Edward B. Cloues, ll A. James Dearlove Robert Garrett Keith D. Horton Peter B. Lilly Marsha Reines Perelman Joe T. Rye	(2)	Amendment to the 1999 Employee Stock Incentive Plan.	☐	☐	☐
WITHHELD FOR: (Write that nominee’s name in the space provided below.) ____________________________________________________

Signature __________________________________	Date ____________ , 2002	_______________________________________	Date ___________ , 2002
SIGNATURE IF HELD JOINTLY

NOTE:
Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian give full title. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

PROXY

PENN VIRGINIA CORPORATION

One Radnor Corporate Center
Suite 200, 100 Matsonford Road
Radnor, Pennsylvania 19087

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints A. James Dearlove and Nancy M. Snyder as Proxies, and each or either of them, with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of Penn Virginia Corporation held of record by the undersigned on March 8, 2002, at the Annual Meeting of Shareholders to be held on May 7, 2002, or at any adjournment thereof.

(To be Completed and Signed on Reverse Side.